CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 5, 2006, except for Note 15, which is as of June 20, 2006, with respect to the financial statements of Sponge Limited included in Amendment No. 2 to Form 8-K filing of NeoMedia Technologies, Inc. dated June 20, 2006, incorporated by reference in the Registration Statement on Form S-3 and related Prospectus of NeoMedia Technologies, Inc. for the registration of 805,645,161 shares of its common stock.



/s/ Brebner, Allen & Trapp
Chartered Accountants and Registered Auditors


London, United Kingdom
September 8, 2006